UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2026
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4700 Wilshire Boulevard, Los Angeles, CA 90010	(866) 242-1266
(Address of Principal Executive Offices)	(Registrant’s telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters of a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of Creative Media & Community Trust Corporation (the “Company”) was held on July 30, 2026. A total of 2,155,684 shares were represented in person or by proxy, representing 78.14% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on June 23, 2026.

1.Election of Directors.

	For	Withheld	Broker Non-Votes
Douglas Bech	352,076	167,067	1,636,541
John Hope Bryant	360,336	158,807	1,636,541
Marcie Edwards	328,706	190,437	1,636,541
Shaul Kuba	332,755	186,388	1,636,541
Richard Ressler	359,125	160,018	1,636,541
Avraham Shemesh	355,751	163,392	1,636,541
Elaine Wong	333,818	185,325	1,636,541
The directors will continue to serve as directors until such time as their successors are duly elected and qualified.

2.    Approval, By a Non-Binding Vote, of Executive Compensation.

For	312,146
Against	188,628
Abstentions	18,369
Broker Non-Votes	1,636,541

The foregoing proposal was approved by the votes set forth above.

3.    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	2,097,577
Against	43,608
Abstentions	14,499
Broker Non-Votes	—
The foregoing proposal was approved by the votes set forth above.

4.    Approval of the Company’s 2026 Equity Incentive Plan.

For	315,734
Against	185,016
Abstentions	18,393
Broker Non-Votes	1,636,541
The foregoing proposal was approved by the votes set forth above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: August 4, 2026	By:	/s/ Brandon Hill Brandon Hill Chief Financial Officer and Treasurer